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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): Aug 21, 2001

                                NETCENTIVES INC.
             (Exact name of Registrant as specified in its charter)

        Delaware                                      000-27253                                93-1213291
(State or other jurisdiction of                (Commission File Number)              (I.R.S. Employer incorporation or
organization)                                                                              Identification No.)

                               475 Brannan Street
                             San Francisco, CA 94107
               (Address of principal executive offices) (Zip code)

                                 (415) 615-2000
              (Registrant's telephone number, including area code)




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Item 5.  Other Events

Netcentives today announced, consistent with its restructuring plan, that it has sold its 49% membership interest in Golden Retriever Systems, LLC (GRS) for $5 million to Vital Processing Services. Proceeds from the transaction will be used to fund current operations and reduce the Company's secured liabilities. The parties also negotiated a termination of the Put Agreement.

Netcentives acquired its 49% interest in GRS through the acquisition of UVN Holdings, Inc. (UVN) in March 2000. GRS technology provides the back-end technology for Netcentives' registered credit card programs. In connection with the sale of its interest, Netcentives and GRS extended the term of the current license and service agreement whereby Netcentives will continue to operate the Momentum shopping programs for Delta and United.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)      Exhibits.


         99.1 Press Release dated August 21, 2001.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   NETCENTIVES INC.


Date:  August 21, 2001             /s/ ERIC LARSEN
                                   --------------------------
                                   Eric Larsen
                                   Chairman and Chief Executive Officer
                                   (Duly Authorized and Principal Executive
                                   Officer)



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                                NETCENTIVES INC.

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER        DESCRIPTION
-------       -----------
99.1          Press Release dated August 21, 2001





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